UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

September 21, 2020

MATEON THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-21990	13-3679168
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

29397 Agoura Road Suite 107

Agoura Hills, CA 91301

(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code

(650) 635-7000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of class	Trading Symbols	Name of each exchange on which registered
N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 8.01	Other Events

On September 21, 2020, Dr. Vuong Trieu, CEO of Mateon, will be presenting as Webinar “Trabedersen-Drug Development using phosphorothioate antisense platform” at Pharma Forum 2020/ Pharmacology and Toxicology/September 21, 2020OT-101/ August 19, 2020. The presentation is filed herewith. Of significant is the finding that cytokine levels of clinical plasma samples of 12 pancreatic cancer patients of the P001 study of OT-101 in advanced solid tumor patients were measured using the ImmunoSignal cytokine storm assay developed by Eurofins.

Nine patients with elevated IL-6 were examined further. More than 50% of these patients (6 of 9) exhibited significant reduction in IL-6 level following 1st cycle of dosing with OT-101. Of significant are pts 1041 and 1051 who exhibited a rebound following treatment stop on cycle 1 which decreased again on subsequent cycle 2. All patients exhibited elevated IL-6 on disease progression. The data are supportive of OT-101 against COVID-19 and in line with positive outcome recently reported for Roche’s IL-6 inhibitor reported in the Empacta trial, Actemra used alongside standard of care reduced the risk of COVID-19 pneumonia patients advancing to mechanical ventilation or death by 44% [https://www.globenewswire.com/news-release/2020/09/18/2095621/0/en/Roche-s-phase-III-EMPACTA-study-showed-
Actemra-RoActemra-reduced-the-likelihood-of-needing-mechanical-ventilation-in-hospitalised-patients-with-COVID-19
-associated-pneumonia.html].

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description	Incorporation by reference

99.1	Pharma Forum 2020 presentation	Filed herewith.
99.2	Press release	Filed herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mateon Therapeutics, Inc.

Date: September 21, 2020		/s/ Vuong Trieu
	By:	Vuong Trieu
Chief Executive Officer

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